Exhibit 99.1

NextPlat Completes Pensacola-Area Acquisition of Profitable Pharmacy, Accelerating Continued Healthcare Growth and Profitability

Strategic Acquisition Enhances Pharmacy Diversification into Underserved Market, Supporting the Launch of New High-Value, High Margin Healthcare Services for Regional Providers and Patients

Hallandale Beach, FL – October 6, 2026 - NextPlat Corp (NASDAQ: NXPL) (“NextPlat” or the “Company”), a global consumer products and services company providing healthcare and technology solutions through e-commerce and retail channels worldwide, today announced that it has completed the previously announced strategic acquisition of an independent pharmacy (“the Pharmacy”) in a rural community near Pensacola in the panhandle region of northwest Florida.

NextPlat acquired the Pharmacy and its inventory for total cash consideration of $1,485,439. For the year ended December 31, 2025, the Pharmacy generated approximately $5.6 million in sales. The Pharmacy was profitable, maintained positive working capital, and operated with a debt-free balance sheet and is expected to contribute to the continued growth and profitability in the Company’s PharmcoRx healthcare segment throughout the fourth quarter.

“This acquisition synergistically expands our pharmacy footprint in Florida, adding access to the large Pensacola market and to the greater panhandle region where we have an opportunity to rapidly introduce our full array of high-value service offerings to local patients and providers,” said David Phipps, CEO of NextPlat. “Our teams are quickly working to integrate this pharmacy into our growing PharmcoRx network and see a clear path to enhancing its profitability as we layer in our higher-margin contracted services for 340B, long-term care and senior living providers across a region where those offerings are largely unavailable today. Looking ahead, as we continue to grow organically, we are actively exploring additional opportunities to acquire well-established, profitable community operators that can provide us with diversification and further differentiate our business from traditional mass market retail pharmacies.”

NextPlat’s PharmcoRx unit currently operates five pharmacies serving patients in northern, central, and southern Florida providing full-service prescription fulfillment, medication management, high-touch, same day delivery, and integrated patient support and coordination with healthcare providers. Beyond traditional retail pharmacy services, PharmcoRx also provides higher margin contracted services including medication fulfillment, claims management and compliance reporting to 340B providers as well as to long-term care, senior living communities and government agencies.

Additional information on this transaction may be found in the Current Reports on Form 8-K that will be filed by NextPlat with the U.S. Securities and Exchange Commission (the “SEC”).

For more information about NextPlat, please visit www.NextPlat.com and connect with us on Facebook, LinkedIn and X.

About NextPlat Corp

NextPlat is a global consumer products and services company providing healthcare and technology solutions through e-commerce and retail channels worldwide. Through acquisitions, joint ventures, and collaborations, the Company seeks to provide access to high-quality healthcare and pharmacy services supporting patients, providers, institutions, and public-sector organizations and creating online sales channels for the sales of products to domestic and international consumers. Through its subsidiaries, NextPlat provides pharmacy and healthcare data management services and prescription fulfillment services in the United States and operates an e-commerce division offering voice, data, tracking, and IoT products and services worldwide.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to successfully acquire and integrate pharmacies, and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (financial or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net